UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2006

NetIQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26757	77-0405505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3553 North First Street, San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 856-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2006, the Compensation Committee of the Board of Directors (the “Board”) of NetIQ Corporation (the “Company”) approved an agreement (the “Agreement”) between Charles M. Boesenberg and the Company, relating to the transition of Mr. Boesenberg from his position as Chief Executive Officer (“CEO”).

The following is a brief description of the material terms of the Agreement. The description is not complete and is qualified in its entirety by reference to the Agreement that is filed as an exhibit to this Form 8-K.

The Agreement provides that, if requested by the Board, Mr. Boesenberg will serve as Executive Chairman of the Board commencing on the date of his resignation as CEO through January 1, 2007, and that while serving as Executive Chairman, which will constitute employment with the Company, he will be entitled to the continuation of certain benefits he currently enjoys, including health coverage, equity vesting and change of control protection. The Agreement also provides for an award of restricted shares valued at $250,000 in connection with Mr. Boesenberg’s services as Executive Chairman, which will vest on January 1, 2007 (the “New Grant”).

The Agreement includes provisions for modifying the vesting of certain equity awards previously made to Mr. Boesenberg. Provided Mr. Boesenberg remains with the Company through the earlier of May 15, 2006 or the date upon which a new CEO is hired (the “Transition Date”), he will be eligible for vesting of specified portions of equity awards presently scheduled to vest in July 2006 and January 2007. Should he serve as Executive Chairman, he will be eligible to vest in substantially all unvested equity awards previously made to him, including the New Grant, except that during the period he is serving as Executive Chairman performance criteria applicable to vesting of awards in July 2006 and January 2007 will not be applicable.

In the event the Board determines that Mr. Boesenberg’s services as Executive Chairman are no longer required or does not request him to serve as Executive Chairman, substantially all of the equity awards previously granted to him will vest on the date of termination of his employment.

Mr. Boesenberg will also receive 12 months of continued health care benefits after the termination of his employment with the Company, provided he remains through the Transition Date.

Mr. Boesenberg also agrees to the cancellation of options to purchase 1.5 million shares of Company stock, which were granted to him on January 25, 2002 and have exercise prices of either $28.73 or $29.01 per share.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibit

The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Letter agreement with Charles M. Boesenberg regarding transition

99.2	Restricted Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetIQ Corporation

By:	/s/ Betsy E. Bayha
Betsy E. Bayha
Senior Vice President, General Counsel and Secretary

Date:	March 6, 2006

Exhibit Index
99.1	Letter agreement with Charles M. Boesenberg regarding transition

99.2	Restricted Stock Award Agreement